As filed with the Securities and Exchange Commission on October 24, 2011
Registration No. 333-177245

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDICAL CARE TECHNOLOGIES INC.
 (Exact name of Registrant as specified in its charter)

Nevada	8000	26-4227137
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Medical Care Technologies Inc.
Room 815, No. 2 Building Beixiaojie, Dongzhimen Nei
Beijing, People’s Republic of China 10009
Telephone: (8610) 6407 0580
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Ning C. Wu
Medical Care Technologies Inc.
Room 815, No. 2 Building Beixiaojie, Dongzhimen Nei
Beijing, People’s Republic of China 10009
Telephone: (8610) 6407 0580
 (Name, address, including zip code, and telephone number,
 including area code, of agent for service)

Copies of all correspondence to:

David Lubin, Esq. David Lubin & Associates, PLLC 10 Union Avenue Suite 5 Lynbrook, New York 11563 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Table of Contents

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 per share	60,000,000	$0.01 (1)	$600,000	$69.66*

(1)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

* Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Item 16.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Document Description	Form	Filing Date	Number	Filed herewith
2.1	Articles of Merger	8-K	10/20/09	2.1

3.1	Articles of Incorporation	S-1	5/30/08	3.1

3.2	By-laws	S-1	5/30/08	3.2

4.1	Specimen Stock Certificate.	S-1	05/30/08	4.1

4.3	2010 Stock Incentive Plan	S-8	1/5/11	4.3

4.4	Form of Stock Option Agreement	S-8	1/5/11	4.4

4.6	Convertible Promissory Note with Asher Enterprises Inc. dated February 1, 2011	8-K	2/16/11	4.6

4.7	Convertible Promissory Note with Asher Enterprises Inc. dated March 11, 2011	8-K	3/24/11	4.7

4.8	Convertible Promissory Note with Asher Enterprises Inc. dated April 12, 2011	8-K	4/22/11	4.8

4.9	Form of Convertible Promissory Note	8-K	5/6/11	4.9

4.10	Convertible Promissory Note with Asher Enterprises Inc. dated June 1, 2011	8-K	6/9/11	4.91

4.11	Convertible Promissory Note with Asher Enterprises Inc. dated July 20, 2011	8-K	7/28/11	4.92

4.12	Convertible Promissory Note with Asher Enterprises Inc. dated September 9, 2011	8-K	9/15/11	4.93

5.1	Opinion of David Lubin and Associates, PLLC				*

10.1	Letter of Intent between AM Oil Resources and Technology Inc. and Great Union Corporation	S-1	10/11/11	10.1

10.2	Asset Acquisition Agreement with Great Union Corporation	S-1	10/11/11	10.2

10.3	CEO Amendment Agreement dated September 13, 2010 with Ning C. Wu	8-K	9/20/10	10.3

10.4	Lock Up Agreement dated September 13, 2010 with Ning C. Wu	8-K	9/20/10	10.4

10.5	Consultancy Agreement dated November 25, 2009 with Ning C. Wu	8-K	9/20/10	10.5

10.6	Accredited Members Inc. Annual Profile Agreement dated September 15, 2010	10-Q	11/19/10	10.6

10.7	Administrative Services Agreement dated August 31, 2010	S-8	1/5/11	10.7

10.8	Administrative Services Agreement dated September 2, 2010	S-8	1/5/11	10.8

10.9	Administrative Services Agreement dated November 15, 2010	S-8	1/5/11	10.9

10.10	Business Advisory and Consulting Agreement	S-8	1/5/11	10.10

10.11	Contractor Agreement with L.Eddison Parke	S-8	1/5/11	10.11

10.12	Securities Purchase Agreement with Asher Enterprises Inc. dated February 1, 2011	8-K	2/16/11	10.12

10.13	Securities Purchase Agreement with Asher Enterprises Inc. dated March 11, 2011	8-K	3/24/11	10.13

10.14	Securities Purchase Agreement with Asher Enterprises Inc. dated March 11, 2011	8-K	4/22/11	10.14

10.19	Joint Venture Master Agreement dated April 28, 2011 with Ocean Wise International Industrial Limited	8-K	5/6/11	10.19

10.20	Management Services Agreement dated April 1, 2011	S-8	6/2/11	99.1

10.21	Administrative Services Agreement dated April 1, 2011	S-8	6/2/11	99.2

10.22	Management Advisory Services Agreement dated May 10, 2011	S-8	6/2/11	99.3

10.23	Consulting Services Agreement dated May 16, 2011	S-8	6/2/11	99.4

10.24	Securities Purchase Agreement with Asher Enterprises Inc. dated June 1, 2011	8-K	6/9/11	10.20

10.25	Securities Purchase Agreement with Asher Enterprises Inc. dated July 20, 2011	8-K	7/28/11	10.21

10.26	First Amendment to Executive Employment Agreement with Luis Kuo dated August 1, 2011	8-K	8/10/11	10.22

10.27	Securities Purchase Agreement with Asher Enterprises Inc. dated September 9, 2011	8-K	9/15/11	10.23

10.28	Stock Option Agreement dated December 31, 2010 with Hui Liu	S-1	10/11/11	10.28

10.29	Stock Option Agreement dated December 31, 2010 with Ping Hai Shen	S-1	10/11/11	10.29

10.30	Stock Option Agreement dated December 31, 2010 with Sean Lee Heung	S-1	10/11/11	10.30

10.31	Stock Option Agreement dated December 31, 2010 with Ping Tan	S-1	10/11/11	10.31

10.32	Stock Option Agreement dated December 31, 2010 with Ning Wu	S-1	10/11/11	10.32

10.33	Stock Option Agreement dated February 1, 2011 with Luis Kuo	S-1	10/11/11	10.33

21.1	List of Subsidiaries	S-1	10/11/11	21.1

23.1	Consent of Malone-Bailey, LLP

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)				*

24.1	Power of Attorney (included on signature page)

99.1	Certificate of Amendment to Articles of Incorporation	8-K	9/20/10	99.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, on October 24, 2011.

MEDICAL CARE TECHNOLOGIES, INC.

By: /s/ Ning C. Wu
Name: Ning C. Wu Title: President and Chief Executive Officer
(Principal Executive Officer)

By: /s/ Hui Liu
Name: Hui Liu
Title: Treaurer and Director (Principal Financial
Officer and Prinicpal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ning C. Wu, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

October 24, 2011	/s/ Ning C. Wu	Ning C. Wu	President, Chief Executive Officer and Director (Principal Executive Officer)
October 24, 2011	/s/ Luis Kuo	Luis Kuo	Chief Operations Officer
October 24, 2011	/s/ Hui Liu	Hui Liu	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
October 24, 2011	/s/ Ping Tan	Ping Tan	Chief Marketing Officer and Director
October 24, 2011	/s/ Sean Lee Heung	Sean Lee Heung	Chief Technology Officer and Director
October 24, 2011	/s/ Ping Hai Shen	Ping Hai Shen	Director